Exhibit 99.(g).(1).(a)

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This AMENDMENT, is made and effective as of December 17, 2015 (the “Amendment”), to the GLOBAL CUSTODY AGREEMENT, dated March 1, 2013 (the “Agreement”), as amended, modified or otherwise supplemented from time to time, by and among each trust listed on Schedule A attached thereto for itself and for each fund listed under such trust (collectively, each a “Customer”); and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”). For other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Customers and J.P. Morgan hereby agree as follows:

1.            Amendment. Schedule A of the Agreement is hereby deleted in its entirety and replaced by Schedule A attached to this Amendment and any reference to Schedule A in the Agreement shall mean Schedule A as attached to this Amendment, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Agreement.

2.            Integration/Effect of Amendment. This Amendment and any instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral and written communications with respect to the subject matter hereof and thereof. Except as expressly provided herein, no other changes or modifications to the Agreement are intended or implied, and in all other respects the Agreement is hereby specifically ratified, restated and reaffirmed by all parties hereto. To the extent that any provision of the Agreement is inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

3.            Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

4.            Counterparts. This Amendment may be executed in any number of counterparts and any such counterpart shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date set forth above.

Each trust listed on Schedule A attached hereto for itself and for each fund listed under such trust By: /s/ Amy Hackett Name: Amy Hackett Title: Vice President & Assistant Treasurer

JPMORGAN CHASE BANK, N.A., as Bank By: /s/ Brian Eckert Name: Brian Eckert Title: Executive Director

SCHEDULE A

AS OF December 17, 2015

List of Funds

Virtus Opportunities Trust

Virtus Dynamic Trend Fund

Virtus Sector Trend Fund

Virtus Multi-Asset Trend Fund

Virtus Alternatives Diversifier Fund

Virtus Disciplined Equity Style Fund*

Virtus Disciplined Select Bond Fund*

Virtus Disciplined Select Country Fund*

Virtus Global Equity Trend Fund

Virtus Equity Trend Fund

Virtus Bond Fund

Virtus CA Tax-Exempt Bond Fund

Virtus Herzfeld Fund

Virtus High Yield Fund

Virtus Multi-Sector Short Term Bond Fund

Virtus Senior Floating Rate Fund

Virtus Wealth Masters Fund

Virtus Emerging Markets Debt Fund

Virtus Emerging Markets Equity Income Fund

Virtus Global Commodities Stock Fund

Virtus Global Infrastructure Fund

Virtus Global Opportunities Fund

Virtus Global Real Estate Securities Fund

Virtus Greater European Opportunities Fund

Virtus International Equity Fund

Virtus International Real Estate Securities Fund

Virtus International Small-Cap Fund

Virtus International Wealth Masters Fund

Virtus Foreign Opportunities Fund

Virtus Multi-Sector Intermediate Bond Fund

Virtus Real Estate Securities Fund

Virtus Low Volatility Equity Fund

Virtus Emerging Markets Small Cap Fund

Virtus Essential Resources Fund

SCHEDULE A

List of Funds cont’d

Virtus Equity Trust

Virtus Balanced Fund

Virtus Growth & Income Fund

Virtus Mid-Cap Core Fund

Virtus Mid-Cap Growth Fund

Virtus Contrarian Value Fund

Virtus Quality Large-Cap Value Fund

Virtus Quality Small-Cap Fund

Virtus Small-Cap Core Fund

Virtus Small-Cap Sustainable Growth Fund

Virtus Strategic Growth Fund

Virtus Tactical Allocation Fund

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund

Virtus Low Duration Income Fund

Virtus Tax-Exempt Bond Fund

Virtus Retirement Trust

Virtus DFA 2015 Target Date Retirement Income Fund

Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund

•	Virtus Disciplined Funds were liquidated on Dec. 2 2015.

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